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                                                                    Exhibit 10.4

                 OIL PAYMENT AND NET EARNINGS INTEREST AGREEMENT

               THIS AGREEMENT made and entered into this 30th day of August, 1976 by and between DENISON MINES LIMITED, a corporation organized pursuant to the laws of the Province of Ontario (hereinafter referred to as "Denison"), of the first part, and OCEANIC EXPLORATION COMPANY, a corporation organized pursuant to the laws of the State of Delaware, and OCEANIC EXPLORATION CO. OF GREECE, a corporation organized pursuant to the laws of the State of Colorado (such latter two corporations hereinafter individually and collectively referred to as "Oceanic"), of the second part.

                                    RECITALS

               A. Pursuant to the Memorandum of Agreement of June 30, 1976 between Denison and Oceanic, as amended, (such agreement and all amendments thereto collectively referred to as the "Agreement"), Denison has agreed to acquire all of the interests of Oceanic in and to that certain Exploration and Development Agreement of June 14, 1975 by and between the Greek State and Oceanic Exploration Co. of Greece, et al., (the "Exploration and Development Agreement") and in the areas subject thereto.

               B. The Agreement further provides that Denison will make certain payments to Oceanic, referred to as the "Oil Payment" or "First Oil Payment" and as the "15% Net Earnings Interest," and that under certain circumstances Oceanic may make certain payments to Denison, referred to as the "Second Oil Payment." Denison and Oceanic hereby desire to define the terms and conditions upon which such payments shall be made to Oceanic and to Denison.


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               NOW, THEREFORE, in consideration of the Agreement and of the premises, Denison and Oceanic agree as follows:

               1. DENISON TO OCEANIC OIL PAYMENT. Subject to the further provisions of this agreement, Denison hereby agrees to pay Oceanic an amount in United States funds which will result in a net payment of $10,000,000 United States Funds, after the proportionate amount of Greek income tax paid by the Contractor (as defined in the Exploration and Development Agreement) attributable thereto is withheld (which amount before withholding of Greek income tax is hereinafter referred to as the "Oil Payment") shall be payable by Denison to Oceanic only in connection with the production of oil, gas and hydrocarbons pursuant to the Exploration and Development Agreement, if any, and only upon the following terms:

                    (a) there shall be determined in respect of each calendar year, from and including the year 1977, the amount which represents 68.75% of the aggregate amount credited to the Contractor's Profit and Loss Statement in respect of such year in accordance with the provisions of Article 15.2(b) of the Exploration and Development Agreement after deducting from such aggregate amount only the amount payable in respect of such year to the Greek State as the Greek State's Percentage Participation Share in accordance with the provisions of Article 14.5 of the Exploration and Development Agreement (the expressions used in this clause (a) to have the same meanings as in the Exploration and Development Agreement);

                    (b) there shall then be determined the amount which is 15% of the amount determined under clause (a) above; and


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                    (c)  the amount determined under clause (b) above shall be the portion of the Oil Payment payable to Oceanic for that calendar year; Denison shall withhold from each portion of the Oil Payment payable to Oceanic the proportionate amount of Greek income tax paid by Denison attributable to that portion of the Oil Payment payable to Oceanic and shall promptly, after receipt by Denison, deliver to Oceanic certified copies of receipts issued by the Greek Revenue authorities for the payment of such income taxes; such delivery shall constitute a full accounting by and acquittance of Denison for such withheld amounts. The foregoing payments shall continue until the Oil Payment has been paid in full, at which time it will automatically terminate.

               If any Acquiring Party (as defined in Article 14.1 of the Participation and Exploration Agreement dated as of March 21, 1970 entered into between Oceanic and others and relating to exploration and development in the Sea of Thrace) should at any time acquire a Permit within the Area of Interest (as defined in such Participation and Exploration Agreement) then any amount of production from such Permit which would be credited to Denison's share of the Contractor's Profit and Loss Statement calculated mutatis mutandis as set out in Paragraph 1 (a) above shall form part of the amount on which the Oil Payment in the amount of 15% is to be calculated, but the provisions of this Paragraph shall not increase the total amount of the Oil Payment.

               2. OCEANIC TO DENISON OIL PAYMENT. Pursuant to the Agreement, Denison has loaned to Oceanic the sum of Ten Million United States Dollars ($10,000,000 U.S.) (the "Loan"). In accordance with Paragraph 16 of the Agreement, at any time within 30 days

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after commercial production has commenced from any Development Area, Denison may, by notice in writing, demand payment of the Loan. For purposes of this Paragraph, commercial production shall be deemed to have commenced on the date that Denison has received written notice from the Operator that commercial production has commenced from any Development Area (as the term Development Area is established in the Exploration and Development Agreement). The Operator for such purpose shall be the corporation acting as such and appointed by the Contractors, as defined in the Exploration and Development Agreement, or their assignees. The term commercial production for the purpose of such notice shall be defined as sustained uninterrupted production from a Development Area for a period of 30 days. If the Loan, together with accrued interest, is not paid within 30 days after such demand, then the Loan shall thereupon be converted into an oil payment payable to Denison by Oceanic in an amount double the aggregate of the principal amount of the Loan outstanding and the interest accrued thereon to the end of the last mentioned period of 30 days. Such oil payment due Denison (hereinafter called the "Second Oil Payment") shall be paid by (1) first applying the amount of the Oil Payment (net of Greek tax) payable by Denison to Oceanic until the full amount provided for as the net amount of the Oil Payment has been satisfied and (2) then applying the amount (net of Greek tax) Oceanic would receive as Oceanic's Net Earnings Interest as described in paragraph 3 except that in the event that the loan is converted into the Second Oil Payment the amount to which Oceanic is entitled as its Net Earnings Interest (net of Greek tax) shall, from the time that the full amount provided for as the net amount of the Oil Payment has been satisfied until the full amount of the Second Oil Payment is satisfied, be calculated as follows:


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               (a)  there shall be determined in respect of each calendar year the amount which represents 68.75% of the aggregate amount credited to the Contractor's Profit and Loss Statement in respect of such year in accordance with the provisions of Article 15.2(b) of the Exploration and Development Agreement after deducting from such aggregate amount only the amount payable in respect of such year to the Greek State as the Greek State's Percentage Participation Share determined in accordance with the provisions of Article 14.5 of the Exploration and Development Agreement but excluding earnings in respect of which the final portion of the Oil Payment is payable (the expressions used in this clause (a) to have the same meanings as in the Exploration and Development Agreement);

               (b) there shall then be determined the amount that is 15% of the amount determined under clause (a) above, and;

               (c) the amount determined under clause (b) above shall be the amount payable to Oceanic for that calendar year; Denison shall withhold from each portion of the amount payable to Oceanic the proportionate amount of Greek income tax paid by the Contractor (as defined in the Exploration and Development Agreement) attributable to that portion of the amount payable to Oceanic and shall promptly, after receipt by Denison, deliver to Oceanic certified copies of receipts issued by the Greek Revenue authorities for the payment of such income tax; such delivery shall


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               constitute a full accounting by and acquittance of Denison for such withheld amounts.

The amount of the Net Earnings Interest (net of Greek tax) to which Oceanic is entitled pursuant to this paragraph shall be applied against the amount of the Second Oil Payment until the Second Oil Payment is fully satisfied. Upon the Second Oil Payment being fully satisfied, the calculation of the entitlement of Oceanic to a Net Earnings Interest as set out in this paragraph shall cease to apply and the calculation of Oceanic's entitlement as set out in paragraph 3 hereof shall commence to apply at that time.

                    3. NET EARNINGS INTEREST. Denison hereby grants to Oceanic a 15% net earnings interest (the "Net Earnings Interest") which shall be payable by Denison to Oceanic as long as there is production under the Exploration and Development Agreement but (a) only in connection with its production of oil, gas and hydrocarbons pursuant to the Exploration and Development Agreement, if any (except as otherwise provided below in this Paragraph 3); (b) only upon completion of all payments pursuant to the First Oil Payment and Second Oil Payment, if any; and (c) only upon the following terms:

                         (a) there shall be determined in respect of each
               calendar year, from and including the year in respect of which the final portion of the First Oil Payment, or Second Oil Payment, if any, is payable, the amount of the Contractor's retained net share for such year from each Development area under the Exploration and Development Agreement, after deduction of Petroleum Costs recovered under the Exploration and Development Agreement and the Greek State's Percentage Participation



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               Share, but before deducting Greek income tax, but excluding earnings in respect of which the final portion of the First Oil Payment or Second Oil Payment, if applicable, is payable (the expressions used in this clause (a) to have the same meanings as in the Exploration and Development Agreement).

                         (b) there shall then be determined the amount which is 15% of the amount determined under clause (a) above; and

                         (c) the amount determined under clause (b) above shall be the Net Earnings Interest payable to Oceanic; Denison shall withhold from each payment to Oceanic of its Net Earnings Interest the proportionate amount of Greek taxes paid by the Contractor attributable to the net earnings payable to Oceanic and shall promptly after receipt by Denison, deliver to Oceanic certified copies of receipts issued by the Greek Revenue authorities for the payment of such income taxes; such delivery shall constitute a full accounting by and acquittance of Denison for such withheld amounts.

                    If any Acquiring Party (as defined in Article 14.1 of the Participation and Exploration Agreement dated as of March 21, 1970 entered into between Oceanic and others and relating to exploration and development in the Sea of Thrace) should at any time acquire a Permit within the Area of Interest (as defined in such Participation and Exploration Agreement) then the Net Earnings Interest shall apply to the Permit so acquired if Denison (or any subsidiary or affiliate of Denison) acquires an interest in any such Permit


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pursuant to such Participation and Exploration Agreement; provided that Oceanic shall have paid to Denison, within 30 days after demand therefor by Denison to Oceanic, 15% of the cash cost of acquisition of such Permit from the Greek State. If no such payment is made by Oceanic to Denison any right of Oceanic to each Net Earnings Interest with respect to production pursuant to such Permit shall be forever extinguished. If Denison does not wish to acquire an interest in any such Permit acquired by any other party under the said Participation and Exploration Agreement then Denison shall, to the fullest extent possible, offer to assign to Oceanic without payment of any consideration therefor such rights as pursuant to the said Participation and Exploration Agreement, Denison may properly assign to Oceanic in respect of such Permit, in which event the Net Earnings Interest shall not apply to such Permit. If within 30 days after the making of such offer Oceanic requests in writing such assignment by or on behalf of Denison, Denison will cause such assignment to be made without warranty.

               If any non-consent well (as defined in the said Participation and Exploration Agreement) is drilled and Denison does not participate therein, then the Net Earnings Interest shall not apply to such non-consent well or to any area forfeited by Denison by reason of its failure to participate in the drilling of such non-consent well if prior to the commencement of the drilling thereof Denison has offered to assign to Oceanic without payment of any consideration therefor such rights as, pursuant to the said Participation and Exploration Agreement, Denison may properly assign to Oceanic in respect of such non-consent well. Upon written request there for by Oceanic within 30 days after the making of such offer, Denison promptly will assign such rights to Oceanic.


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               4.        ESTIMATED PAYMENTS; METHOD OF PAYMENT.  From and
including the year 1977 Denison shall make monthly payments to Oceanic in respect of the Oil Payment and the Net Earnings Interest, as applicable, such monthly payments to be made on the basis of estimates by Denison as to the amounts payable with respect to the year in which such payments are made and adjustment to be made as soon as possible after the end of each such year so that the full amount payable in respect of such year shall have been paid. In like manner Oceanic will make monthly estimated payments to Denison and year end reconciliations and adjustments with respect to the Second Oil Payment, if any.

               Such payments shall be made in United States currency to accounts designated by Oceanic and Denison, respectively by notice as hereinafter provided. However, if currency export restrictions or other regulation or requirement of the Greek State prevent Denison from exporting from its Greek account United States funds realized by Denison from such operations which it seeks to utilize to make such payments Denison may so notify Oceanic and may suspend any such payments to Oceanic. Denison's payments to Oceanic will be resumed only upon Oceanic's designation of an account in Greece to which such payments may be made by Denison, or upon the termination of such restrictions or requirements by the Greek State.

               5. RECORDS, INSPECTION. Denison will from time to time make available to Oceanic at Denison's office in Calgary, Alberta, copies of all drilling, production and related information and of all financial information relating to the operations under the Exploration and Development Agreement. The examination thereof shall be conducted by Oceanic at its own expense in ordinary business hours and so as not to inconvenience Denison. If any copies of any such material are prepared for Oceanic at its request, the cost thereof shall be borne by


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Oceanic.  Denison will not, however, be required to make available to Oceanic any information which it is not permitted to make available under the terms of the Exploration and Development Agreement.

               6.        DENISON LIEN ON OIL PAYMENT AND NET EARNINGS INTEREST.
Denison is hereby granted a first and prior lien on the Oil Payment and on the Net Earnings Interest and on all payments due Oceanic thereunder to secure repayment of the Loan, and to secure payment of any additional amounts due Denison in connection with the Loan in accordance with its terms. It is further agreed that any payment required to be made to Fundamental Oil Company or to or in respect of any action brought by any shareholder or creditor of Fundamental Oil Company shall be at the entire cost and expense of Oceanic, and Denison shall be entitled to deduct from any payment required to be made to Oceanic pursuant to the Oil Payment or the Net Earnings Interest the full amount of any cost, charge or expense which it may incur in connection with the foregoing or in connection with any other matter arising under or pursuant to the Agreement.

               7. NATURE OF THE OIL PAYMENT AND NET EARNINGS INTEREST. It is agreed that the Oil Payment and the Net Earnings Interest grant to Oceanic only the contingent contractual right to receive from Denison certain payments in the circumstances described herein. It is not the intent of the parties that such interests grant to Oceanic, and this agreement shall not be deemed or construed to grant to Oceanic: (a) any right, title or interest in or to any of the personal property, fixtures or equipment owned or operated by Denison or any other party to the Exploration and Development Agreement; (b) any right, title or interest in or to the Exploration and Development Agreement or any licenses, permits or


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agreements issued or entered into pursuant or related thereto; or (c) any right, title or interest in or to any oil, gas or hydrocarbons, whether in place or produced, or products thereof. It is agreed that such interests are merely private contractual obligations between Oceanic and Denison and accordingly, this agreement will not be filed with the Greek State for approval or recognition.

               8. ASSIGNMENTS; INUREMENT. This agreement shall be binding on the successors and assigns of the parties hereto. Oceanic's rights pursuant to the Oil Payment and the Net Earnings Interest may be transferred, assigned, pledged, mortgaged or hypothecated only upon delivered to Denison of a copy of the instruments pursuant to which such transfer, assignment, pledge, mortgage or hypothecation is to be effected and upon delivery to Denison of an agreement executed by Oceanic and by the transferee, assignee, pledgee, or mortgagee in form satisfactory to Denison, providing:

                         (i) that the interest of the transferee, assignee, pledgee or mortgagee is subject to Denison's prior lien and security rights and to all terms of this agreement;

                         (ii) confirming the amount of all prior payments pursuant to the Oil Payment, if any; and

                         (iii) if Oceanic has reserved or retained any interest, designating a single bank account for deposit by Denison of all payments due pursuant to such interests, and indemnifying Denison from any liability or responsibility For apportioning any such payments between Oceanic and the transferee, assignee, pledgee or mortgagee.


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                    9.   NOTICES.  Notices provided for herein shall be in
writing communicated by registered Canadian or United States air mail, or by telex, charges or postage prepaid, to the current addresses of the parties or to such other address as either party may designate by notice to the other as above from time to time. Notice by mail shall be effective three days after mailing. Notice by telex shall be effective upon the date of transmission and receipt.

               10. GOVERNING LAW. The validity, performance and enforcement of this agreement shall be governed by the law of the Province of Ontario.

               11. ENTIRE AGREEMENT. This agreement sets forth the entire agreement and understanding between Denison and Oceanic with respect to the Oil Payments and the Net Earnings Interest, and it supersedes and is controlling over the Agreement with respect thereto.


               Executed this 30th day of August, 1976.

                                   DENISON MINES LIMITED

                                   By   /s/
                                      ---------------------------

                                   By   /s/
                                      ---------------------------


                                   OCEANIC EXPLORATION COMPANY


                                   By   /s/
                                      ---------------------------
                                        President



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ATTEST:


   /s/
------------------------
                                   OCEANIC EXPLORATION CO. OF GREECE



                                   By  /s/
                                     ---------------------------------
                                        President

ATTEST:


   /s/
-----------------------






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